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EXHIBIT 23.2
Consent of Issuer's Counsel

                            THOMAS F. PIERSON, P.C.
                         1004 Depot Hill Rd. Suite 1E
                          Broomfield, Colorado 80020
               Telephone: 303-404-9904; Facsimile: 303-404-9908

January 28, 2002

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is made a part of the Registration Statement.
Very truly yours,

LAW FIRM OF THOMAS F. PIERSON, P.C.

///Signed///
_____________________________
Thomas F. Pierson, Esq.